Exhibit 10.26

FIRST HORIZON PHARMACEUTICAL CORPORATION

EXECUTIVE OFFICERS’ COMPENSATION FOR 2005 AND 2006

SUMMARY SHEET

Name	Position (2)	Year	Base Salary	Targeted Bonus

Patrick P. Fourteau	Chief Executive Officer and President	2005	$285,000	$242,250
		2006	$325,000	$325,000

Darrell Borne	Chief Financial Officer, Secretary and Treasurer	2005	$200,000	$120,000
		2006	$240,000	$144,000

Sam Gibbons	Vice President of Sales	2005	$180,000	$90,000
		2006	$188,000	$94,000

Michael Mavrogordato	Vice President of Global Business Development	2005	$150,000	$75,000
		2006	$165,000	$82,500

Leslie Zacks	Vice President of Legal and Human Resources	2005	$180,000	$90,000
		2006	$205,000	$102,500

(1)   The target bonus is discretionary and actual amounts paid may be more or less. There is no stated maximum bonus. In 2005, Fourteau, Borne, Gibbons, Mavrogordato, and Zacks were paid bonuses of $273,600, $135,600, 90,000, $75,000, $90,000, respectively.

(2)   All executives have been granted stock options by the Company. The options vest under the Company’s annual vesting policy of 25% per annum.Executive stock options will vest immediately if they are terminated without cause or if the Company undergoes a change of control. As of December 31, 2005, Fourteau, Borne, Gibbons, Mavrogordato, and Zacks had outstanding options, vested and unvested, of 685,000, 147,500, 80,000, 55,000 and 50,000, respectively. In 2005, restricted shares were granted to Fourteau, Borne, Gibbons, Mavrogordato and Zacks of 200,000, 150,000, 25,000, 40,000, and 25,000, respectively.